                                                                    EXHIBIT 11.1

                     THE PMI GROUP, INC.  AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE


                                                       THREE MONTHS                  SIX MONTHS
                                                      ENDED JUNE 30,               ENDED JUNE 30,
                                                --------------------------   --------------------------
(In thousands, except per share data)               1997          1996          1997           1996
                                                ------------   -----------   -----------   ------------
PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
     Average common shares outstanding                33,618        35,011        33,920         35,011
     Net shares to be issued upon exercise of
          dilutive stock options after
          applying treasury stock method                  98            79           106             94
                                                     -------       -------       -------        -------
     Average shares outstanding                       33,716        35,090        34,026         35,105
                                                     =======       =======       =======        =======
Net income                                           $42,279       $41,220       $91,451        $78,210
                                                     =======       =======       =======        =======
Primary net income per share                         $  1.25       $  1.17       $  2.69        $  2.23
                                                     =======       =======       =======        =======
FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
     Average common shares outstanding                33,618        35,011        33,920         35,011
     Net shares to be issued upon exercise of
          dilutive stock options after
          applying treasury stock method                 153            79           156             94
                                                     -------       -------       -------        -------
     Average shares outstanding                       33,771        35,090        34,076         35,105
                                                     =======       =======       =======        =======
Net income                                           $42,279       $41,220       $91,451        $78,210
                                                     =======       =======       =======        =======
Fully diluted net income per share                   $  1.25       $  1.17       $  2.68        $  2.23
                                                     =======       =======       =======        =======

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